                                                                     EXHIBIT 12

                              ORYX ENERGY COMPANY
                COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
             PREFERRED STOCK DIVIDEND REQUIREMENTS - UNAUDITED (A)
                             (MILLIONS OF DOLLARS)


                                                                                       YEAR ENDED DECEMBER 31
                                                                             -----------------------------------------
                                                                              1996     1995     1994     1993    1992
                                                                             ------   ------   ------   ------  ------
RATIO OF EARNINGS TO FIXED CHARGES:
 Fixed Charges:
    Consolidated interest cost and debt expense                              $ 110    $ 144    $ 162    $ 163    $ 187
    Interest allocable to rental expense (b)                                     6       14       13       11       11
                                                                             -----    -----    -----    -----    -----
      Total                                                                  $ 116    $ 158    $ 175    $ 174    $ 198
                                                                             =====    =====    =====    =====    =====


 Earnings:
    Consolidated income (loss) before provision (benefit) for income taxes   $ 265    $ 136    $(100)   $(108)   $  (4)
    Fixed charges                                                              116      158      175      174      198
    Interest capitalized                                                       (17)     (10)     (11)     (46)     (43)
    Amortization of previously capitalized interest                              4        5       14        7        3
                                                                             -----    -----    -----    -----    -----

      Total                                                                  $ 368    $ 289    $  78    $  27    $ 154
                                                                             =====    =====    =====    =====    =====

 Ratio of Earnings to Fixed Charges (c)                                       3.17     1.83      .45      .16      .78
                                                                             =====    =====    =====    =====    =====

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
    STOCK DIVIDEND REQUIREMENTS:
 Fixed Charges:
    Consolidated interest cost and debt expense                              $ 110    $ 144    $ 162    $ 163    $ 187
    Preferred stock dividend requirements                                       --       --        2        8       14
    Interest allocable to rental expense (b)                                     6       14       13       11       11
                                                                             -----    -----    -----    -----    -----

      Total                                                                  $ 116    $ 158    $ 177    $ 182    $ 212
                                                                             =====    =====    =====    =====    =====

 Earnings:
    Consolidated income (loss) before provision (benefit) for income taxes   $ 265    $ 136    $(100)   $(108)   $  (4)
    Fixed charges                                                              116      158      177      182      212
    Interest capitalized                                                       (17)     (10)     (11)     (46)     (43)
    Amortization of previously capitalized interest                              4        5       14        7        3
                                                                             -----    -----    -----    -----    -----

      Total                                                                  $ 368    $ 289    $  80    $  35    $ 168
                                                                             =====    =====    =====    =====    =====

 Ratio of Earnings to Fixed Charges (c)                                       3.17     1.83      .45      .19      .79
                                                                             =====    =====    =====    =====    =====

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(a)      The consolidated financial statements of Oryx Energy Company include the accounts of all subsidiaries (more than 50 percent owned and/or controlled).

(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.

(c) Earnings for 1994 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $97 million. Earnings for 1993 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $147 million. Earnings for 1992 were inadequate to cover fixed changes, or fixed charges and preferred stock dividend requirements, by $44 million.